EXHIBIT 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES ENCORE ENERGY PARTNERS OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON DECEMBER 31, 2012 FROM BILL BARRETT CORPORATION

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Members
Vanguard Natural Resources, LLC
Houston, Texas

We have audited the accompanying statement of revenues and direct operating expenses of the oil and natural gas properties (the “Properties), as defined in Note 1, acquired on December 31, 2012 by Encore Energy Partners Operating, LLC (the “Company”), a wholly-owned subsidiary of Vanguard Natural Resources, LLC, from Bill Barrett Corporation (the “Seller”) for the year ended December 31, 2011. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over the financial reporting associated with the Properties. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Vanguard Natural Resources, LLC's Form 8-K/A and is not intended to be a complete presentation of the results of the operations of the Properties.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the oil and natural gas properties purchased on December 31, 2012 by Encore Energy Partners Operating, LLC from the Seller for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Houston, Texas
March 12, 2013

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES ENCORE ENERGY PARTNERS OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON DECEMBER 31, 2012 FROM BILL BARRETT CORPORATION

(in thousands)

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2012	2011	2011
	(Unaudited)
Revenues	$68,467	$106,987	$139,584
Direct operating expenses:
Lease operating expense	(27,042)	(27,376)	(37,275)
Production and other taxes	(4,771)	(10,042)	(12,306)
Total direct operating expenses	(31,813)	(37,418)	(49,581)

Excess of revenues over direct operating expenses	$36,654	$69,569	$90,003

The accompanying notes are an integral part of this statement of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES ENCORE ENERGY PARTNERS OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON DECEMBER 31, 2012 FROM BILL BARRETT CORPORATION

Notes to the Financial Statements

Note 1:	THE PROPERTIES

On November 5, 2012, Vanguard Natural Resources, LLC (“Vanguard” or the “Company”) filed a Current Report on Form 8-K announcing that its wholly-owned subsidiary, Encore Energy Partners Operating, LLC (“Encore”), had entered into a Purchase and Sale Agreement, dated October 31, 2012, with Bill Barrett Corporation (“Seller”) (the “PSA”) to purchase natural gas and liquids assets in the Piceance Basin in Colorado and the Powder River and Wind River Basins in Wyoming (the “Properties”) for approximately $335.0 million in cash, subject to adjustment. We refer to this acquisition as the “Rockies Acquisition.” This acquisition had an effective date of October 1, 2012. With respect to the Piceance Basin properties, the Company has purchased an escalating working interest wherein its working interest begins at 18% but increases to 21% on January 1, 2014, 24% on January 1, 2015 and 26% on January 1, 2016. This structure was designed to maintain cash flow from the acquisition without the need for any capital spending until 2016. As reported in a Current Report on Form 8-K/A filed on January 3, 2013, the closing of this transaction was completed on December 31, 2012 for an aggregate adjusted purchase price of $324.7 million, subject to customary post-closing adjustments.

Note 2:	BASIS OF PRESENTATION

During the periods presented, the Properties were not accounted for or operated as a separate division by the Seller. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statements represent Vanguard’s net working interest in the properties acquired for the year ended December 31, 2011 and the nine months ended September 30, 2012 and 2011 and are presented on the accrual basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties acquired and do not represent all the oil and natural gas operations of the Seller, the other owners, or other third party working interest owners. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the properties described above going forward due to changes in the business, including new commodity derivative contracts and inclusion of the above mentioned expenses.

The statements of revenues and direct operating expenses of the acquired Properties for the nine months ended September 30, 2012 and 2011 are unaudited. In the opinion of the Company’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the Properties. These interim results are not necessarily indicative of results for a full year.

The Company reviewed events occurring after the date of the latest financial statement which could affect the Properties financial position and/or results of operations for the period. The Company reviewed and evaluated events through March 12, 2013, the date these financial statements were issued.

Note 3:	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the PSA between the Company and the Seller, any obligations relating to claims, litigation or disputes pending as of the effective date (October 1, 2012) or any matters arising in connection with ownership of the Properties prior to the effective date are retained by the Seller. Notwithstanding this indemnification, the Company is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses, except as described below.

Effective with the acquisition of the Properties, the Company has assumed contracts that provide firm transportation capacity on pipeline systems. The remaining terms on these contracts range from one to seven years and require the Company to pay transportation demand charges regardless of the amount of pipeline capacity its utilizes.

The values in the table below represent gross future minimum transportation demand charges the Company, as operator of the related properties, is obligated to pay as of the effective date of the acquisition. However, the Company's financial statements will only reflect its proportionate share of the charges based on its working interest and net revenue interest, which will vary from property to property.

(in thousands)
October 1 - December 31, 2012	$1,644
2013	6,675
2014	5,777
2015	5,280
2016	4,823
2017	4,172
Thereafter	7,244
Total	$35,615

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES ENCORE ENERGY PARTNERS OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON DECEMBER 31, 2012 FROM BILL BARRETT CORPORATION

SUPPLEMENTAL OIL AND GAS INFORMATION
(UNAUDITED)

OIL AND GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on internal estimates prepared by Vanguard and from information provided by the Seller, in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

	Natural Gas	Crude Oil
	(MMcf)	(MBbl)
Total proved reserves:
Balance, December 31, 2010	201,035	1,292
Revisions of previous estimates	15,954	(71)
Production	(25,988)	(119)
Balance, December 31, 2011	191,001	1,102

Proved developed	137,560	552
Proved undeveloped	53,441	550
Balance, December 31, 2011	191,001	1,102

Revisions of previous estimates of reserves are a result of changes in oil and natural gas prices, production costs, well performance and the reservoir engineer’s methodology.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES ENCORE ENERGY PARTNERS OPERATING, LLC (A WHOLLY-OWNED SUBSIDIARY OF VANGUARD NATURAL RESOURCES, LLC) PURCHASED ON DECEMBER 31, 2012 FROM BILL BARRETT CORPORATION

SUPPLEMENTAL OIL AND GAS INFORMATION
(UNAUDITED)

FUTURE NET CASH FLOWS

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (Standardized Measure) is a disclosure requirement under Accounting Standards Codification (ASC) 932. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the proved oil and natural gas reserves of the Properties, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

Future cash inflows are based on the applicable historical oil and natural gas prices.

For the December 31, 2011 calculation in the following table, estimated future cash inflows were computed using the 12-month unweighted average first-day-of-the-month prices during 2011 of $92.71 per barrel of oil and $3.93 per MMBtu for natural gas with no escalation in future years. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation in future years. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes. Future income tax expense has not been computed as Vanguard is not a tax paying entity.

The following table sets forth unaudited information concerning future net cash flows for oil and natural gas reserves associated with the Properties.

At December 31, 2011
(in thousands)
Future cash inflows	$1,073,706
Future production costs	(234,373)
Future development costs	(147,384)
Future net cash flows	691,949
10 percent annual discount for estimated timing of cash flows	(314,101)
Discounted future net cash flows	$377,848

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC PURCHASED ON DECEMBER 31, 2012 FROM BILL BARRETT CORPORATION

SUPPLEMENTAL OIL AND GAS INFORMATION
(UNAUDITED)

The following table sets forth the principal sources of change in discounted future net cash flows associated with the Properties for the year ended December 31, 2011 (in thousands).

Beginning of Year	$313,274
Sales, net of production costs	(90,003)
Net change in prices and production costs	61,291
Changes in estimated future development costs	(16,391)
Previously estimated development costs incurred during the period	46,307
Accretion of discount	31,327
Revision of quantity estimates	35,785
Change in production rates, timing and other	(3,742)
End of Year	$377,848